Registration No. 333-59453
                                                  Rule 424 (b)(2)

PRICING SUPPLEMENT No. 22 Dated June 10, 1999 (To Prospectus dated
July 28, 1998)
                         $5,000,000,000

     H O U S E H O L D  F I N A N C E  C O R P O R A T I O N

                       Medium Term Notes

          Due Nine Months or More from Date of Issue

Principal Amount:  $575,000,000

Price to Public:   100%         Proceeds to HFC:  100%

Issue Date:  June 15, 1999

Stated Maturity:  July 7, 2000

Redeemable On or After:  Not Applicable.

Initial Interest Rate:   5.678%.  Calculated on the basis of a 360-
     day year and the actual number of days elapsed in the accrual period.

Interest Payment Dates: On the Stated Maturity date. If said day is not a Business Day, payments shall be made on the next succeeding Business Day.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Calculation Agent:  The Chase Manhattan Bank (National Association)

Agent:    Morgan Stanley Dean Witter

Agent's Discount or Commission:  Not applicable.

U:\LAW\TR\MTN\MTN98.22